Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107044 of Pro-Dex, Inc. & Subsidiaries on Form S-8 of our report, dated August 8, 2003 appearing in this Annual Report on Form 10-KSB of Pro-Dex, Inc. & Subsidiaries for the year ended June 30, 2004

/s/ McGladrey & Pullen LLP

Irvine, California
September 21, 2004